SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 4, 2006

SILVERSTAR HOLDINGS, LTD.
(Exact Name of Registrant as Specified in Charter)

Bermuda	0-27494	N/A
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File No.)	Identification No.)

Clarendon House, Church Street, Hamilton, HM CX, Bermuda
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 295-1422

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

              On December 4, 2006, Silverstar Holdings Ltd. (the “Registrant”) announced that its wholly-owned UK subsidiary, Silverstar Acquisitions plc (“Silverstar Acquisitions”), had achieved over 90% acceptance of its offer to acquire the shares of Empire Interactive PLC (‘Empire”). As a result of over 90% of the shareholders of Empire accepting Silverstar Acquisition’s offer, the offer to the remaining shareholders of Empire will terminate on December 15, 2006. The offer provides for either a cash payment of approxmatiely 13 cents per share, or an earn-out alternative, where the initial payment will be approximately 9 cents per share, with a further 9.4 cents per share payable under certain conditions in October 2007

Item 7.01	Regulation FD Disclosure.

              On December 4, 2006 the Registrant announced that the Silverstar Acquisitions had achieved over 90% acceptance of its offer to acquire the shares of Empire and the offer to the remaining shareholders of Empire will terminate on December 15, 2006. A copy of the Registrant’s press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

              The financial statements of the acquired business will be filed within 71 days after the last date that this Report must be filed with the Securities and Exchange Commission.

(b)	Pro forma financial information.

              The pro forma financial statements will be filed within 71 days after the last date that this Report must be filed with the Securities and Exchange Commission.

(c)	Shell company transaction

              Not applicable

(d)	Exhibits

Exhibit Number	Description

99.1	Press release of the Registrant dated December 4, 2006.

SIGNATURES

              Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2006	SILVERSTAR HOLDINGS, LTD.

By: /s/ Clive Kabatznik
Name: Clive Kabatznik
Title: Chief Executive Officer